BNC Bancorp Announces Definitive Merger Agreement with First Trust Bank

Merger Expands Bank of North Carolina’s Presence in the Charlotte Metro Area

HIGH POINT, NC – June 4, 2012 – BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina (“BNC” or “the Bank”), today announced that it has signed an Agreement and Plan of Merger (“Agreement”) with First Trust Bank (OTC: NCFT) (“First Trust”), a commercial bank with $436 million in assets serving small businesses and professionals in the Charlotte Metro area.

The deal is valued at approximately $35 million, and the Agreement provides for First Trust shareholders to receive 0.98 shares of BNC voting common stock for each share of First Trust common stock, or cash in the amount of $7.25 per share. Total consideration in the merger will consist of 70% BNC stock and 30% cash. As a result of the transaction, BNC will add three new branches in metro Charlotte, as well as $228 million in loans and $374 million in deposits. Upon closing, BNC will have over $650 million in loans and $589 million in deposits in the Charlotte Metro area.

James T. Bolt Jr., President and CEO of First Trust, will join BNC’s Board of Directors and serve as an Executive Vice President of the Bank upon closing of the merger.

BNC also announced today the execution of a capital raise with total purchase agreements of $72.5 million.

With the transactions announced today, BNC extends its track record as an active consolidator in the commercial banking industry – a strategy that has supported its growth from a small community bank into a pro forma $3.2 billion asset institution with a trusted brand, an experienced management team and a talented staff. In the last two years, BNC has announced a number of strategic acquisitions across North and South Carolina, including Beach First National Bank in Myrtle Beach, SC, Blue Ridge Savings Bank in Asheville, Regent Bank in Greensville, SC, KeySource Commercial Bank in Durham and, most recently, the Cary and Chapel Hill branches of Hampton Roads Bankshares, Inc., which is expected to close in the third quarter of 2012.

“Jim and his team at First Trust share our principles and customer-focused approach, and we are pleased to welcome them, their customers and their shareholders to BNC,” said Swope Montgomery, President and CEO of BNC Bancorp. “The two transactions announced today epitomize BNC’s growth strategy of building with top quality bankers both organically and through acquisition, and with this capital and the addition of First Trust, we will be able to further leverage our infrastructure to better support our growing customer and shareholder base.”

James Bolt, President and CEO of First Trust, said, “We have known the senior management team at Bank of North Carolina for many years and have been impressed by the way they have grown their bank into one of the largest and most profitable institutions in the Carolinas. We believe this transaction is in the best interests of all of our key stakeholders and will enable us to provide more opportunities to our employees, better service and product offerings to our customers and community, and stronger returns for our shareholders.”

Commenting on today’s announcement of the execution of securities purchase agreements for a $72.5 million capital raise, Rick Callicutt, President of Bank of North Carolina, said, “This capital raise represents a significant step in our strategic plan, and will provide the capital we need to continue our expansion in the key growth markets of North and South Carolina. We appreciate our investors’ confidence in BNC’s ability to create long-term shareholder value as we enhance our customer offerings and gain market share.”

Closing of the First Trust merger, which is subject to regulatory approval, customary closing conditions and the approval of First Trust’s shareholders, is expected to occur in the fourth quarter of 2012.

For the merger of First Trust, BNC Bancorp and its subsidiary, Bank of North Carolina, were advised by FIG Partners LLC as lead financial advisor, and Keefe, Bruyette & Woods with Womble Carlyle Sandridge & Rice, LLP in Atlanta as legal advisor. First Trust was advised by Sandler O’Neill + Partners, L.P. as financial advisor and Gaeta & Eveson, P.A. in Raleigh as legal advisor.

Keefe, Bruyette & Woods served as lead placement agent and Sandler O’Neill + Partners, L.P. served as co-placement agent with Womble Carlyle Sandridge & Rice, LLP in Atlanta as legal advisor in the capital raise.

Forward Looking Statements:

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First Trust shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Charlotte MSA; (iii) greater than expected costs or difficulties related to the integration of First Trust; (iv) unexpected deposit attrition, customer loss or revenue loss following the merger of First Trust, and (v) the failure to retain or hire key personnel. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC's filings with the Securities and Exchange Commission (the "SEC"), including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC's SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

Additional Information

In connection with the proposed merger, BNC Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of First Trust and a Prospectus of BNC Bancorp, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com. Copies of the reports First Trust files with the FDIC may be obtained by contacting the FDIC in writing at FDIC, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, DC 20429 or by e-mail at PublicBankReports@fdic.gov. You may also obtain copies of any documents filed with the FDIC by First Trust, without charge, by directing a request to the President, First Trust Bank, 1420 East Third Street, Charlotte, NC 28204-3230, or P.O. Box 35529, Charlotte, NC 28235-5529, telephone (704) 377-3936.

BNC Bancorp and First Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Trust’s shareholders in connection with this transaction. Information about the directors and executive officers of BNC Bancorp and First Trust and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus. Information about BNC Bancorp’s executive officers and directors can be found in BNC Bancorp’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the SEC on April 16, 2012. Information about First Trust’s executive officers and directors can be found in First Trust’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the FDIC on April 5, 2012. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, an approximately $2.5 billion-asset commercial bank.  Bank of North Carolina provides banking and financial services to individuals and businesses through its 30 full-service banking offices in North and South Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

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